United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             December 5, 2007
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

            On December 5, 2007, the Board of Directors of Overseas Shipholding Group, Inc. (the "Registrant") approved the following fees payable to the Registrant's non-employee directors, effective as of January 1, 2008:

  Annual retainer of $50,000, up from $30,000.
  Board and Board Committee meeting fee of $2,000 per meeting, increased from $1,500 per meeting.
  Annual retainer of $15,000 for the Chair of the Audit Committee and $10,000 for the Chair of the Compensation Committee, up from $10,000 and $7,500, respectively. The annual retainer of $7,500 for the Chair of the Corporate Governance and Nominating Committee remains unchanged. The Chairs of the Compensation Committee and Corporate Governance and Nominating Committee have decided to accept their annual retainers beginning as of January 1, 2008.
  Annual retainer for the nonexecutive Chairman of the Board of $125,000, an increase from $100,000.

            The Board also eliminated a stock option award to newly elected non-employee directors of 7,500 shares of the Registrant's common stock and approved an annual restricted equity award to non-employee directors equal to $100,000, which replaces an annual grant of 1,000 restricted stock units to such directors.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: December 11, 2007	By /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary